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                                                                   EXHIBIT 10.11

                    CONSULTING AND NONCOMPETITION AGREEMENT

    THIS  CONSULTING AND NONCOMPETITION AGREEMENT, effective  as of May 1, 1990,
between  Inacomp  Computer  Centers,  Inc.  ("Corporation")  and  Rick   Inatome
("Consultant").

                              W I T N E S S E T H:

    WHEREAS, the Consultant has been Chairman, President and Chief Executive Officer of the Corporation; and

    WHEREAS, the Consultant has been instrumental in the development and success of the Corporation; and

    WHEREAS, The Consultant has been employed by the Corporation pursuant to an Employment Agreement effective as of May 1, 1990 ("Employment Agreement"); and

    WHEREAS, following the termination of the Employment Agreement for any reason except the death of the Consultant or "Cause," as defined in Section 7 of the Employment Agreement, the Corporation wishes to obtain consulting services from the Consultant, and the Consultant is willing to provide consulting services to the Corporation and its affiliates, pursuant to the terms and conditions of this Agreement;

    NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

        1. ENGAGEMENT AND TERM: (a) CONSULTANT STATUS. Commencing on the termination of the Employment Agreement for any reason except the death of the Consultant or "Cause" as defined in Section 7 of the Employment Agreement, ("Consulting Commencement Date"), the Corporation agrees to engage Consultant as an independent contractor for a period of five years ("Consulting Term"), During the Consulting Term and under the provisions of this Agreement, the Consultant shall not be considered as having "employee" status with the Corporation or its affiliates for any purpose. The Consultant shall not have, by virtue of this Agreement, any authority to enter into any contract or agreement on behalf of the Corporation or its affiliates or to bind or commit the Corporation or its affiliates orally, or in writing, in any manner whatsoever. The Consultant shall not represent himself or hold himself out as having any such authority or as being an employee of the Corporation or its affiliates.

        (b) TERMINATION EVENTS. Notwithstanding Section 1(a) hereof, the Consulting Term shall terminate ("Date of Termination") prior to the fifth anniversary of the Consulting Commencement Date ("Scheduled Termination Date") upon the occurrence of any of the following events:

            (i) DEATH. The Consulting Term shall terminate upon the death of the Executive.

            (ii) DISABILITY. The Consulting Term shall terminate as a result of the Consultant's Permanent Disability. Permanent Disability shall mean that by reason of a physical or mental disability or infirmity which has continued for a period of any 12 months during the term of this Agreement, the Consultant is unable to perform the duties contemplated by this Agreement. The Consultant agrees to submit such medical evidence regarding such disability or infirmity as is reasonably requested by the Corporation. The Consultant shall be deemed to be under a Permanent Disability if the Consultant has been determined to be disabled under
       Section 223(d) of the Social Security Act and is eligible for a disability benefit under such Act.

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           (iii)    TERMINATION  WITHOUT  CAUSE.    The  Consulting  Term  shall
           terminate  upon   the   Consultant's   Termination   Without   Cause.
       Termination Without Cause shall mean the termination by the Corporation of the Consultant's services other than by the Consultant's Voluntary Termination, Termination For Cause or upon the Consultant's death or Permanent Disability.

           (iv)  VOLUNTARY  TERMINATION.   The Consulting  Term shall  terminate
           upon the Consultant's Voluntary Termination. Voluntary Termination shall mean any voluntary termination of consulting services by the Consultant.

           (v) TERMINATION FOR CAUSE. The Consulting Term shall terminate upon the Consultant's Termination For Cause. Termination For Cause shall mean the Consultant's termination by the Corporation for "Cause." For purposes of this Agreement, the Consultant's termination shall be deemed to have been for Cause only if the termination of his services is the result of the Consultant's willful engaging in dishonest or fraudulent actions or omissions resulting or intended to result directly or indirectly in any demonstrable material financial or economic harm to the Corporation. For purposes of this subparagraph (v), no act or failure to act on the Consultant's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Corporation.

        (c)   NOTICE  OF  TERMINATION.   Any  termination  of  the  Consultant's
    services by the Corporation or by the Consultant (other than termination pursuant to Section 1(b)(i)) shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's Services under the provision so indicated.

        (d) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Consultant is terminated by his death, the date of his death, (ii) if the Consultant is terminated due to a Permanent Disability, 30 days after Notice of Termination is given, (iii) if the Consultant is terminated pursuant to a Termination For Cause, the date specified in the Notice of Termination, and
    (iv) if the Consultant is terminated for any other reason, the date 30 days after termination as provided by the Notice of Termination, unless otherwise agreed to by the Consultant and Corporation, or as otherwise provided in this Agreement.

        2. SERVICES: The Consultant shall perform the following described services as are requested of him from time to time by the Corporation or its affiliates, consistent with his schedule and other commitments, and Consultant shall have such powers and duties over the affairs and operations of the Corporation and its affiliates as may be delegated to him during the Consulting Term:

           (a) CONSULTING SERVICES. During the Consulting Term, the Consultant shall, upon the Corporation's or its affiliates' reasonable request and with reasonable notice, provide consulting services to the Corporation and its affiliates relating to the sale, manufacture and development of computers and related products, including customer relations, management and other activities in which the Corporation and its affiliates may be engaged and with respect to which Consultant has expertise. Such consulting services shall be provided at such times and in such locations as the Corporation and the Consultant shall agree. The Consultant shall perform the services required under this Agreement with reasonable care and in a manner which the Consultant reasonably believes is in, or not opposed to, the best interests of the Corporation and its affiliates.

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           (b)    GOODWILL.   Should the  occasion  arise, the  Consultant shall
           promote the business interests of the Corporation and its affiliates, including speaking favorably of the granting of contracts to the Corporation and its affiliates.

           (c) PAYMENT FOR SERVICES. During the Consulting Term, the Consultant shall be paid an annual consulting fee ("Consulting Fee")
       in equal monthly installments, based on multiples of his last Base Salary under the Employment Agreement: First Year -- 110%; Second Year -- 120%; Third Year -- 130%; Fourth Year -- 140%; Fifth Year -- 150%.

           (d) REIMBURSEMENT OF EXPENSES. In addition to the Consulting Fee provided under Section 2(c) hereof, upon submission of proper vouchers and in accordance with the policies and procedures established by the Corporation in effect from time to time, the Corporation shall pay or reimburse the Consultant for all normal and reasonable expenses, including travel expense, incurred by the Consultant during the Consulting Term in connection with the Consultant's services under this Agreement.

        3. TERMINATION BENEFITS. (a) DEATH. If the Consultant's services are terminated by his death, the Corporation shall pay his surviving spouse, or if he leaves no spouse, to his estate, any Consulting Fee earned by the Consultant under Section 2 hereof through the Consultant's Date of Termination.

        (b) PERMANENT DISABILITY. If the Consultant's services are terminated by his Permanent Disability, the Corporation shall pay the Consultant any Consulting Fee earned by the Consultant under Section 2 hereof through the Consultant's Date of Termination.

        (c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the case of the Consultant's Termination for Cause (as defined in Section 1(b)(v)), or Voluntary Termination (as defined in Section 1(b)(iv)), the Corporation's obligations to the Consultant shall cease after the Consultant's Date of Termination, and the Corporation shall pay the Consultant any Consulting Fee earned by the Consultant under Section 2 hereof through the Consultant's Date of Termination.

        (d) TERMINATION WITHOUT CAUSE. If, during the Consulting Term, the Consultant's services shall be terminated based on a Termination Without Cause (as defined in Section 1(b)(iii)), without 10 business days following the Consultant's Date of Termination, the Consultant shall be entitled to receive a single cash payment of the remaining Consulting Fees that would have been paid to him from the Date of Termination through the Scheduled Termination Date, as though the Consultant had not terminated his services on the Date of Termination.

        4. CONFIDENTIAL INFORMATION. The Executive agrees that for and during the Consulting Term, any data, figures, projections, estimates, customer lists, tax records, personnel histories and records, information regarding manufacturing processes or techniques, information regarding sales, information regarding properties and any other information regarding the business, operations, properties or personnel of the Corporation (collectively referred to herein as "Confidential Information") disclosed to or learned by the Consultant shall be held in confidence and treated as proprietary to the Corporation, and the Consultant agrees not to use or disclose any Confidential Information except to promote and advance the business interests of the Corporation. Further, the Consultant agrees that upon termination of the Consulting Term he shall continue to treat such Confidential Information as private and privileged and shall not use for his own benefit or for the benefit of any other person or entity, any Confidential Information except upon the written authorization of the Chief Executive Officer of the Corporation, and he shall immediately return to the Corporation and refrain from taking or copying any documents containing Confidential Information. The Consultant agrees that the Corporation shall be entitled to immediate (i.e., without prior notice) preliminary and final injunctive relief to enjoin and restrain the unauthorized disclosure or use of Confidential Information, to enjoin and restrain him from the unauthorized taking or copying of documents containing Confidential Information or to compel him to return any such documents to the Corporation.

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        5.  COVENANT NOT TO COMPETE.  The Consultant agrees that for a period of one year following the termination of his consulting services with the Corporation, he shall not, directly or indirectly, either as an equity owner, an executive employee, or in any other capacity, engage in or be interested in any business that is in competition with the Corporation or any affiliate of the Corporation. The Consultant further agrees that the Corporation shall be entitled to immediate (i.e., without prior notice) preliminary and final injunctive relief to enjoin and restrain him from performing any or all of the actions specified in this Section 5. The parties agree that if this Section 5 is held by a court to be invalid or unenforceable because it is too broad in any respect, it shall be narrowed by the court to the extent required to be enforceable.

        6. LATE PAYMENTS. Any payment made later than the time provided for in this Agreement for whatever reason, shall include interest at the prime rate plus 3 percent, which shall begin to accrue on the 10th business day following the Consultant's Date of Termination. For purposes of this Section 6, "prime rate" shall be determined by reference to the prime rate established by National Bank of Detroit or its successor, in effect from time to time commencing on the 10th day following the Consultant's Date of Termination.

        7. NOTICES. Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Corporation at the Corporation's then principal office, or to the Consultant at the most recent address on record with the Corporation, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 7. Notices shall be deemed given when received.

        8. DISPUTES. Except as expressly set forth elsewhere in this Agreement, it is mutually agreed between the parties that arbitration shall be the sole and exclusive remedy to redress any dispute, claim or controversy (hereinafter referred to as "grievance") involving the interpretation of this Agreement or the terms, conditions or termination of this Agreement or the terms, conditions, or termination of the Consultant's Services with the Corporation. It is the intention of the parties that the arbitration award shall be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. Any and all grievances shall be disposed of as follows:

           (a) Any and all grievances must be submitted in writing by the aggrieved party. Within 30 days following the submission of the written grievance, the party to whom the grievance is submitted shall respond in writing. If no written response is submitted within 30 days, the grievance shall be deemed denied.

           (b) If the grievance is denied, either party may, within 30 days of the denial, refer the grievance to arbitration in Detroit, Michigan. Any grievance shall be deemed waived unless presented within the time limits specified herein. The arbitrator shall be chosen in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association, then in effect. If the Consultant prevails under the grievance, the Corporation shall bear the expenses of the arbitration (including the reasonable attorneys' fees of the Consultant); provided, further, that in the event the Corporation prevails, each party shall bear its own expenses of the arbitration, and any expenses not properly allocable to one party shall be borne jointly in equal parts.

           (c) The arbitrator shall not have jurisdiction or authority to change any of the provisions of this Agreement by alterations of, additions to or subtractions from the terms hereof. The arbitrator's sole authority shall be to interpret or apply any clause or clauses of this Agreement.

           (d) Except as provided in Sections 4 and 5 hereof, the parties stipulate that the provisions hereof, and the decision of the arbitrator with respect to any grievance, shall be the sole and exclusive remedy for any alleged breach of the consulting relationship. The parties

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       hereby acknowledge  that  since  arbitration  is  the  exclusive  remedy, neither party has the right to resort to any federal, state or local court or administrative agency concerning breaches of this Agreement (except as provided in Sections 4 and 5 hereof) and that the decision of the arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any grievance which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to any grievance, survive the termination or expiration of this Agreement.

        9. LEGAL FEES AND EXPENSES. To the extent that the Consultant prevails under a grievance filed by either party pursuant to Section 8, the Corporation shall reimburse all reasonable legal fees and expenses which the Consultant may incur as a result of contesting the validity, enforceability, or interpretation of, provisions in this Agreement. The Corporation shall reimburse the Consultant within 10 business days following written demand therefor by the Consultant. The Corporation's late reimbursement of legal fees or expenses incurred by the Consultant under this Section 9 shall accrue interest in accordance with the provisions of Section 6.

        10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Corporation and its affiliates, successors and assigns, and shall be binding upon and inure to the benefit of the Consultant and his respective legal representatives and assigns, provided that in no event shall the Consultant's obligations to perform future services for the Corporation and its affiliates be delegated or transferred by the Consultant.

        11. MODIFICATION OR WAIVER. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Corporation or the Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Corporation or Consultant of any such right or remedy shall preclude other or future exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

        12. SEVERABILITY. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

        13.    COUNTERPARTS.    This  Agreement  may  be  executed  in  separate
    counterparts each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

        14.   HEADINGS.   The headings of  the paragraphs of  this Agreement are
    inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

        15. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

        16. GOVERNING LAW. This Agreement and all rights, remedies and obligations hereunder, including, but not limited to, matters of construction, validity and performance shall be governed by the laws of the State of Michigan.

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    IN  WITNESS WHEREOF, the undersigned have  executed this Agreement this 31st day of August, 1990.

                                          INACOMP COMPUTER CENTERS, INC.

                                          By: ________/s/_JOHN P. HARTWIG_______
                                                       John P. Hartwig
                                             CHAIRMAN, COMPENSATION COMMITTEE OF
                                                  THE BOARD OF DIRECTORS

                                          ___________/s/_RICK INATOME___________
                                                 Rick Inatome, CONSULTANT

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                                  AMENDMENT TO
                    CONSULTING AND NON-COMPETITION AGREEMENT
                          (THE "CONSULTING AGREEMENT")
                  DATED AUGUST 31, 1990, EFFECTIVE MAY 1, 1990
                     BETWEEN INACOMP COMPUTER CENTERS, INC.
                  ("INACOMP") AND RICK INATOME ("CONSULTANT")

                                    RECITALS

    A. Inacomp has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated April 17, 1991 with ValCom, Inc. ("ValCom") and Proval, Inc. ("Proval") whereby Proval will be merged into Inacomp, Inacomp will become a wholly owned subsidiary of ValCom and ValCom will change its name to InaCom Corp. ("InaCom") at the Effective Time. References to InaCom in this Amendment shall also refer to ValCom prior to the Effective Time.

    B. In connection with the Merger Agreement, the Consultant executed an Employment Agreement with ValCom (the "InaCom Employment Agreement"), to become effective upon the consummation of the merger contemplated in the Merger Agreement (the "Effective Time").

    C. The Employment Agreement between the Consultant and Inacomp, effective as of May 1, 1990 (the "Inacomp Employment Agreement"), will terminate at the Effective Time pursuant to the InaCom Employment Agreement.

    D. Inacomp, the Consultant and ValCom desire that the Consulting Agreement be amended in accordance with Section 6 of the InaCom Employment Agreement and that InaCom become a party to the Consulting Agreement.

    In consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

        1. All references in the Consulting Agreement (other than in the Recitals) to the "Corporation" are hereby amended to refer to InaCom Corp., a Delaware corporation, all references in the Consulting Agreement to the "Employment Agreement" are hereby amended to refer to the "InaCom Employment Agreement" and all references in the Consulting Agreement to the "Executive" are hereby amended to refer to the "Consultant."

        2. The reference to "Section 7 of the Employment Agreement" in the first sentence of Section 1(a) is hereby amended to refer to "Section 4(g) of the InaCom Employment Agreement."

        3. The second, third and fourth sentences of Section 1(b)(v) of the Consulting Agreement are hereby amended to read in their entirety as follows: "For purposes of this Agreement, "Cause" shall have the same meaning as defined in Section 4(g) of the InaCom Employment Agreement."

        4.   The reference to a period of  "12 months" in the second sentence of
    Section 1(b)(ii) is hereby amended to refer to a period of "6 months."

        5. The reference to "the Corporation" in the third sentence of Section 1(b)(ii) is amended to refer to "the Corporation's Board of Directors."

        6. This Amendment shall be effective as of the Effective Time and, except as set forth herein, the Consulting Agreement shall be otherwise unaffected hereby. It is affirmed that the term of the Consulting Agreement, as amended, shall commence on the termination of the InaCom Employment Agreement for any reason except the death of the Consultant or "Cause" as defined in Section 4(g) of the InaCom Employment Agreement.

        7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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    The undersigned have caused this Amendment to be duly executed as of the 5th day of August, 1991.

                                          INACOMP COMPUTER CENTERS, INC.

                                          By: _________/s/_RICK INATOME_________
                                                        Rick Inatome
                                                       Its: PRESIDENT

                                          VALCOM, INC.

                                          By: _______/s/_BILL L. FAIRFIELD______
                                                      Bill L. Fairfield
                                                Its: CHIEF EXECUTIVE OFFICER

                                          ___________/S/_RICK INATOME___________
                                                       Rick Inatome

                                       53